                                                                    Exhibit 10.1


                                                                  EXECUTION COPY

                                SECOND AMENDMENT

                                       TO

                                CREDIT AGREEMENT


         This Second Amendment (this "Amendment") is executed at Cleveland, Ohio as of March 5, 1998 by and among CHART INDUSTRIES, INC. (referred to hereinafter as the "Parent"), ALTEC INTERNATIONAL LIMITED PARTNERSHIP ("ALTEC"), ALTEC, INC. ("AI"), CHART MANAGEMENT COMPANY, INC. ("Chart Management"), CHART INDUSTRIES FOREIGN SALES CORPORATION ("Chart Foreign"), GREENVILLE TUBE CORPORATION ("Greenville"), PROCESS SYSTEMS INTERNATIONAL, INC. ("PSI"), CRYENCO SCIENCES, INC. ("Sciences") and CRYENCO, INC. ("CI") (the Parent, ALTEC, AI, Chart Management, Chart Foreign, Greenville, PSI, Sciences and CI being referred to collectively as the "Borrowing Group") and NATIONAL CITY BANK ("NCB") and NBD BANK ("NBD") (NCB and NBD being referred to collectively as the "Banks" and singly as a "Bank") and NATIONAL CITY BANK, as agent for the Banks (the "Agent").

         WHEREAS, the Borrowing Group, Banks and Agent entered into a Credit Agreement dated as of July 29, 1997, as amended by a First Amendment to Credit Agreement dated as of October 8, 1997 (the "Credit Agreement"; all terms used in the Credit Agreement being used herein with the same meaning); and

         WHEREAS, the Borrowing Group, Banks and Agent want to make certain changes in the Credit Agreement;

         NOW, THEREFORE, the Borrowing Group, Banks and Agent agree as follows:

         1. The "Whereas" clause on page 1 of the Credit Agreement is hereby deleted and replaced with the following:

                           "WHEREAS, the Borrowing Group desires to obtain from
                  the Banks an unsecured revolving credit facility (the "Credit Facility") in a principal amount not to exceed FORTY FIVE MILLION DOLLARS ($45,000,000) less the face amount of any outstanding letters of credit and foreign bank guaranties including (i) a revolving loan that may be borrowed, repaid and reborrowed, (ii) standby letters of credit in an aggregate stated amount not to exceed FIFTEEN MILLION DOLLARS ($15,000,000), and (iii) a multi-currency credit facility in pounds sterling in an aggregate stated amount not to exceed THIRTY FIVE MILLION DOLLARS ($35,000,000), all upon the terms and conditions set forth hereafter ((i) and (iii) are hereinafter jointly referred to as the "Revolving Loan")."

         2. The following new definitions are hereby added to Section 1.01 of the Credit Agreement:

         "Dollar Equivalent" shall mean, at any time, and at each time a determination is required, as determined by the Agent (which determination shall be conclusive absent manifest error), an equivalent amount of Pounds Sterling expressed in dollars.

         "Pounds Sterling" means the lawful currency of the United Kingdom, if at the time such currency is readily and freely transferable and convertible into Dollars.

         "Pounds Sterling Agent" means a lending institution located in the United Kingdom, designated by the Agent.

         "Pounds Sterling Credit Facility" means a portion of the Credit Facility pursuant to which the Parent, but no other member of the Borrowing Group, may obtain Advances in Pounds Sterling in any aggregate principal amount not to exceed the Dollar Equivalent of $35,000,000 at any time. The Pounds Sterling Credit Facility shall be a part of, and NOT SEPARATE FROM OR INDEPENDENT OF, the Credit Facility, and the Pounds Sterling Credit Facility shall be subject to all the terms and provisions applicable to the Credit Facility.

         3. The following Sections of the Credit Agreement are hereby amended as follows:

                  SECTION 1.01 The definition "Banks" is hereby amended by adding the following phrase at the end of the existing definition:

                  ", and shall include any office, branch, subsidiary, or affiliate of each named Bank, as selected by such Bank".

                  The definition "Borrowing Group" shall hereafter include Chart International, Inc., a Delaware corporation.

         The definition "Libor Margin" is hereby amended by deleting the performance grid contained therein and replacing it with the following:



        Level              Borrowed                      Fixed                  LIBOR Plus            Letter of         Facility Fee
                           Debt/Net                     Charge                    (basis               Credit              (basis
                             Worth                     Coverage                   points)            Pricing (%)           points)
                                                         Ratio
                         Less than or                Greater than or
          1              equal to 1.00               equal to 2.61                  62.5                 .625                .375

          2              1.00 to 1.35                2.16 to 2.60                   87.5                 .875                .375

          3              1.36 to 1.70                1.71 to 2.15                  112.5                1.125                .375

          4              1.71 to 2.00                1.26 to 1.70                  137.5                1.125                .375

                  SECTION 1.03 The following new Section 1.03, entitled "CURRENCY EQUIVALENTS" is added to Article I of the Credit Agreement:

                  Section 1.03 CURRENCY EQUIVALENTS. For purposes of this Agreement, except as otherwise specified herein, the equivalent in Dollars of any Pounds Sterling and the equivalent in Pounds Sterling of any Dollars shall be determined by using the quoted spot rate at which the Agent offers to exchange Dollars for such Pounds Sterling or Pounds Sterling for such Dollars, as applicable, at its office in Cleveland, Ohio at 9:00 A.M. two Business Days prior to the Date on which such equivalent is to be determined; provided, that the equivalent in Dollars of each Advance made in Pounds Sterling shall be recalculated hereunder on each date that it shall be necessary (or the Agent shall elect) to determine the unused portion of each Bank's Commitment, of any or all Revolving Loans outstanding on such date.

                  SECTION 2.01 The following sentence is added after the second sentence of Section 2.01:

                  "Included as part of, but not in addition to, the forty-five million dollar amount of the Commitments is the Pounds Sterling Credit Facility, and Advances in Pounds Sterling may be obtained by the Parent in accordance with the terms and provisions of this Credit Agreement, provided that all Revolving Loans made as part of the same Borrowing by the Borrowing Group (or the Parent, as applicable) shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same type


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



         and currency; and provided, further, that the aggregate outstanding principal amount of Revolving Loans to the Parent denominated in Pounds Sterling shall not exceed $35,000,000 at any time outstanding."

                  SECTION 2.04 The following sentence is added after the second sentence of Section 2.04:

                  "Each Advance in Pounds Sterling shall be in an amount of not less than (pound)1,000,000, or multiples of (pound)500,000 in excess thereof, and at no time shall there be more than four (4) Borrowings in Pounds Sterling outstanding hereunder."

                               The following sentence is added after the fourth sentence of Section 2.04 (not taking into account the immediately preceding amendment):

                  "Whenever the Parent desires an Advance in Pounds Sterling, the Parent shall give the Agent prior to 11:00 A.M. (EST), at least four Business Days' prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Agent) of each Borrowing of Revolving Loans consisting of Pounds Sterling."

                               The following additional paragraphs are added at the end of Section 2.04:

                  "In the case of a proposed Borrowing comprised of Revolving Loans which are denominated in Pounds Sterling, the obligation of each Bank to make its pro rata share of the Revolving Loan in Pounds Sterling as part of such Borrowing is subject to the confirmation by the Agent to the Parent not later than the fourth Business Day before the requested date of such Borrowing that Pounds Sterling is readily and freely transferable and convertible into Dollars. If the Agent shall not have provided the confirmation referred to above, the Agent shall promptly notify the Parent, whereupon the Parent may, by notice to the Agent not later than the third Business Day before the requested date of such Borrowing, withdraw its request relating to such requested Borrowing. If the Parent does so withdraw such request, the Borrowing requested shall not occur and the Agent shall promptly so notify each Bank. If the Parent does not so withdraw such request, the Agent shall promptly so notify each Bank and such request shall be deemed to be a request for a Borrowing which requests a Borrowing of Revolving Loans in an aggregate amount in Dollars equivalent, on the date the Agent so notifies each Bank, to the amount of the originally requested Borrowing in Pounds Sterling, and in such notice by the Agent to each Bank, the Agent shall state such aggregate equivalent amount of such Borrowing in Dollars and such Bank's ratable portion of such Borrowing.

                  No later than 2:00 P.M. (EST) on the date specified in each request for Advance, subject to the notice requirements set forth herein, each Bank will make available its pro rata share of each Borrowing requested to be made on such date in the manner provided below. All amounts relating to any Borrowing by the Borrowing Group or the Parent (with respect to the Pounds Sterling Credit Facility) shall be made available to the Agent in Dollars or to the Pounds Sterling Agent in Pounds Sterling, as applicable, in immediately available funds at the Agent's office in Cleveland, Ohio or at the office of the Pounds Sterling Agent in the United Kingdom, with respect to a Borrowing under the Pounds Sterling Facility, and the Agent or the Pounds Sterling Agent, as applicable, promptly will make available to the Borrowing Group, or the Parent, as applicable, by depositing to its account with the Agent, or at such other account in another financial institution designated by the Borrowing Group or the Parent, as applicable, to the Agent, or to the Pounds Sterling Agent, as applicable, the aggregate of the amounts so made available in the currency and type of funds received.

                  With respect to any Borrowing in Dollars only, unless the Agent shall have been notified by either Bank prior to the date of a Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrowing Group or the Parent, as applicable, a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrowing Group or the Parent, as applicable, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowing Group and the Borrowing Group shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrowing Group, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowing Group or the Parent, as applicable, to the date such corresponding amount is recovered by the Agent at a rate per annum equal to (x) if paid by such Bank, at the overnight Federal Funds Effective Rate, in the case of any Revolving Loan denominated in Dollars, or at the weighted average overnight or weekend borrowing rate for immediately available and freely transferrable funds in Pounds Sterling which is offered to the Agent in the international markets, in the case of any Revolving Loan denominated in Pounds Sterling, or (y) if paid by the Borrowing Group, the then applicable rate of interest, calculated in accordance with Section 2.05, for the respective Revolving Loan (but without any requirement to pay any amounts in respect thereof pursuant to Section 2.10)."

                  SECTION 2.26 The heading "(i)" is inserted at the beginning of the first paragraph and the following paragraphs are added as numbers
         (ii) and (iii):

                           "(ii) If for the purposes of obtaining judgment in
                  any court or calculating any fee payable under this Credit Agreement it is necessary to convert a sum due hereunder or under a Revolving Note or any other sum in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Bank or (as applicable) the Agent (in its capacity as Agent) could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given or any fee is to be paid.

                           (iii) The obligation of the Borrowing Group in
                  respect of any sum due from them to any Bank hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss."

         SECTION 2.17. Section 2.17 is hereby deleted and replaced with the following:

                  FACILITY FEE. The Borrowing Group shall pay to the Agent for the ratable benefit of the Banks a facility fee at the per annum rate set forth in the performance grid on the average daily amount of each Commitment of such Bank, whether used or unused; to be paid quarterly in arrears commencing on March 31, 1998, and thereafter on the last day of each Quarter and on the termination of the Commitments.

         SECTION 2.19 Section 2.19(b) is hereby deleted and replaced with the following:


                  (b) NBD agrees that so long as (i) all of the Commitments remain in effect, and (ii) NBD has an affiliate(s) which issues Bank Guaranties, NBD's affiliate will, in NBD's name, issue such Bank Guaranties for the account of any member of the Borrowing Group if such member may from time to time request subject, however, to the conditions of this Agreement.

         SECTION 2.31 The following new Section 2.31, entitled "VOLUNTARY CONVERSION OF DOLLAR DENOMINATION REVOLVING LOANS; REDENOMINATION OF REVOLVING LOANS.", is added at the end of Article II:

                  "Section 2.31 VOLUNTARY CONVERSION OF DOLLAR DENOMINATION LOANS; REDENOMINATION OF REVOLVING LOANS. (a) The Borrowing Group shall have the option to convert on any Business Day all or a portion at least equal to the applicable minimum Borrowing amount of the outstanding principal amount of its Revolving Loans denominated in Dollars and bearing interest at an Interest Option into a Borrowing or Borrowings at the other Interest Option, provided that: (i) no partial conversion of a Borrowing shall reduce the outstanding principal amount of any such Borrowing to less than the minimum Borrowing amount applicable thereto; (ii) any conversion from the Overall Libor Rate to the Base Rate shall be made on, and only on, the last day of an Interest Period for such Borrowing; (iii) any Borrowing at the Base Rate may only be converted into a Borrowing at the Overall Libor Rate if no Event of Default is in existence on the date of the conversion unless the Banks otherwise agree; and (iv) Borrowings under the Overall Libor Rate resulting from this Section 2.31 shall conform to the requirements of Section 2.04. Each such conversion shall be effected by the Borrowing Group giving the Agent at its principal place of business, prior to 11:00 A.M. (EST), at least three (3) business days' prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Agent), specifying the Revolving Loan to be so converted, and the Interest Option to be converted into and, if to be converted into a borrowing at the Overall Libor Rate, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans.

         For the avoidance of doubt, the prepayment or repayment of any Revolving Loans out of the proceeds of other Revolving Loans by the Borrowing Group is not considered to be a conversion of a revolving into other Revolving Loans.

                  (b) The Parent may, upon notice to the Agent at least five (5) business days prior to the date of the proposed redenomination, request that all Revolving Loans comprising the same Borrowing by the Parent be redenominated from Dollars into Pounds Sterling, or from Pounds Sterling into Dollars; provided, however, that any redenomination of a Revolving Loan bearing interest at the Overall Libor Rate shall be made on, and only on, the last day of an Interest Period for such Revolving Loan; and provided, further, that no redenomination shall be made which would cause any Revolving Loan bearing interest at the Base Rate to be denominated in any currency other than Dollars. Each such notice of request of a redenomination shall be by telecopier, telex or cable (confirmed immediately in writing if so requested by the Agent), specifying (i) the Revolving Loans comprising the Borrowing to be redenominated, (ii) the date of the proposed redenomination (which shall be a business day), (iii) the currency into which such Revolving Loan is to be redenominated, and (iv) if such Revolving Loan if so redenominated is to bear interest at the Overall Libor Rate, the denomination of the Interest Period for such Revolving Loan upon being so redenominated. The Agent shall promptly notify each Bank of any such requested redenomination. In the case of a request for redenomination into Pounds Sterling, such redenomination is subject to the confirmation by each Bank to the Agent, not later than the third business date of such redenomination that such Bank agrees to such redenomination, which confirmation shall be notified immediately by the Agent to the Parent. If any Bank shall not have so provided to the Agent such confirmation, the requested redenomination will not occur and the Agent shall promptly notify the Parent and each Bank that a Bank has not provided such confirmation and that the requested redenomination will not occur. If each Bank shall have so provided the Agent such confirmation or if such request is for a redenomination into Dollars, each Revolving Loan so requested to be redenominated will be redenominated, on the date specified therefor in such notice of redenomination, into an equivalent amount thereof in the currency requested in such notice of redenomination, such equivalent amount to be determined in accordance with Section 1.03, and in the case of any such Revolving Loan being so redenominated which will bear interest at the Overall Libor Rate, such Revolving Loan will have an initial Interest Period as requested in such notice of redenomination.

         SECTION 2.28. The following clause is added at the end of Section 2.28:

                  (iii) The proceeds of the Pounds Sterling Credit Facility shall be used by the Parent to finance the acquisition of the assets of IMI Kynoch Ltd., a United Kingdom Limited liability company and for general corporate purposes in accordance with the provisions of this Credit Agreement.

         ARTICLE VII. With respect to the negative covenants contained in
Article VII, Chart UK Investments Limited Partnership and Chart Marston Ltd. are hereby excepted from all exclusions from such negative covenants in each case where CHD is excepted from the exclusions from such negative covenants.

         SECTION 7.01. The following clause is added as new subsection 7.01
(xi):

                  "(xi)    any Indebtedness for Borrowed Money incurred by Chart
                  Marston Ltd. for purposes of covering overdrafts and providing sufficient cash flow for such subsidiary, from a lending institution in the United Kingdom, so long as the amount thereof does not exceed (pound)500,000."

         SECTION 7.04 Section 7.04 (iii) is hereby amended by deleting the reference to the sum of "Nine Hundred Twenty Five Thousand dollars ($925,000)" and replacing it with the sum "Two Million Dollars ($2,000,000)"

         In addition, the Banks hereby waive any default of Section 7.04 of the Credit Agreement which arose during Fiscal Year 1997 as a result of the aggregate annual rentals of all leases of the Companies exceeding $925,000, to the extent such default is due to the Cryenco Acquisition.

         SECTION 7.05 Section 7.05 is hereby amended by deleting the reference to "Ten Million Dollars ($10,000,000)" in Section 7.05(v)(B) and replacing it with the sum "Six Million Dollars ($6,000,000)."

         The following clause is added at the end of Section 7.05(vi):

                  "and an Investment by Chart International, Inc. in the equity securities of Chart Marston Ltd., not to exceed
                  (pound)21,000,000.

         The following clause is added as new Section 7.05(x):

                  "any Guarantee by Chart International, Inc. of any current liability owing by Chart Marston Ltd., not to exceed (pound)500,000".

         SECTION 7.11 The following clause is added at the end of Section 7.11:

                  "except that this Section 7.11 shall not prohibit the acquisition by Chart Marston Ltd. of the assets of IMI Kynoch Ltd. for a sum not to exceed (pound)21,000,000."

         SECTION 7.12 The following sentence is added at the end of Section
7.12:

                  "Notwithstanding the foregoing, during each of Fiscal Years 1998 and 1999 only, the Companies will be permitted to make Capital Expenditures in an amount not to exceed Eight Million Dollars ($8,000,000), determined on a Consolidated basis."

         In addition, the Banks hereby waive any default of Section 7.12 of the Credit Agreement which arose during Fiscal Year 1997 as a result of Capital Expenditures in excess of the maximum amount permitted under Section 7.12, to the extent such default is due to the purchase of the assets financed by performance of that certain Loan Agreement dated July 1, 1996 among GE Capital Public Finance, Inc., the City of LaCrosse, Wisconsin and ALTEC.

         SECTION 7.19 Section 7.19 is hereby amended by deleting the reference to "Eighteen Million Dollars" ($18,000,000) and replacing it with "Forty-One Million Dollars" ($41,000,000).

         SCHEDULE 4.01 Schedule 4.01 of the Credit Agreement is hereby deleted and replaced with Schedule 4.01 attached hereto and incorporated herein.

         SCHEDULE 7.05 Schedule 7.05 of the Credit Agreement is hereby deleted and replaced with Schedule 7.05 attached hereto and incorporated herein.

         4. CONDITIONS PRECEDENT. It is a condition precedent to the effectiveness of this Amendment that, prior to or on the date hereof, (as to items (A) and (E)(1) and (3), below); and prior to or on the date of funding the first Advance under the Pounds Sterling Credit Facility (as to items (B), (C),
(D), (E)(2), (F), (G) and (H) below), the following items shall have been delivered to Agent (in form and substance acceptable to Banks):

                  (A) a counterpart original of this Amendment executed by Chart International, Inc., evidencing that Chart International, Inc. is a new member of the Borrowing Group as of the date hereof.

                  (B) a counterpart original of this Amendment executed by Chart UK Investments Limited Partnership and by Chart Marston Ltd., acknowledging that each such entity is a "Company" and a "Subsidiary" pursuant to the Credit Agreement, as amended hereby, and therefore bound by the negative covenants contained in Article VII of the Credit Agreement, as amended hereby and the other terms and conditions applicable to Companies and Subsidiaries thereunder.

                  (C) a letter from Borrower's counsel setting forth the structure of the purchase of the assets of IMI Kynoch Ltd. and the reasons that CHD, Inc., Chart UK Investments Limited Partnership, and Chart Marston Ltd, cannot be members of the Borrowing Group.

                  (D) a Stock Pledge Agreement executed by Chart International, Inc. pledging sixty-six percent (66%) of the stock of Chart Marston Ltd. as security for the Credit Facility, and original share certificate(s), along with an executed stock power(s), perfecting the Agent's security interest in such stock.

                  (E) a Certificate of the secretary of each member of the Borrowing Group certifying (1) that such Borrower's Articles of Incorporation and Code of Regulations have not been amended since the execution of the Credit Agreement (or certifying that true, correct and complete copies of any amendments are attached), (2) that copies of resolutions of the Board of Directors of such Borrower are attached with respect to the approval of this Amendment and of the matters contemplated hereby and authorizing the execution, delivery and performance by such Borrower of this Amendment and each other document to be delivered pursuant hereto and (3) as to the incumbency and signatures of the officers of such Borrower signing this Amendment and each other document to be delivered pursuant hereto;

                  (F) copies of the organizational documents for each of Chart UK Investments Limited Partnership and Chart Marston Ltd.;

                  (G) reimbursement of all of Agent's out of pocket fees and expenses, including, without limitation attorneys' fees in consideration of Agent's preparation of this Amendment and its agreements herein;

                  (H) such other documents as Agent may request to implement this Amendment and the transactions contemplated hereby.

If Banks and Agent shall consummate the transactions contemplated hereby prior to the fulfillment of any of the conditions precedent set forth above, the consummation of such transactions shall constitute only an extension of time for the fulfillment of such conditions and not a waiver thereof.

         5. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank that:

                  (A) none of the representations and warranties made in Section
         6.01 of the Credit Agreement has ceased to be true and complete in any material respect as of the date hereof; and

                  (B) as of the date hereof no "Possible Default" has occurred that is continuing.

         6. ACKNOWLEDGMENTS CONCERNING OUTSTANDING LOANS. The Borrowing Group acknowledges and agrees that, as of the date hereof, all of their outstanding Obligations to Banks are owed without any offset, defense, claim or counterclaim of any nature whatsoever.

         7. WAIVER. Banks and Agent hereby waive the provisions of Sections 7.01 and 7.05 of the Credit Agreement to the extent that those Sections would prohibit the Parent from obtaining the foreign exchange facilities referred to in this Amendment.

         8. REFERENCES. On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and each reference in the Revolving Notes or other Loan Documents to the "Credit Agreement", "thereof", or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended hereby. The Credit Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Banks or Agent under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement except as specifically set forth herein.

         9. COUNTERPARTS AND GOVERNING LAW. This Amendment may be executed in any number of counterparts, each counterpart to be executed by one or more of the parties but, when taken together, all counterparts shall constitute one agreement. This Amendment, and the respective rights and obligations of the parties hereto, shall be construed in accordance with and governed by Ohio law.

         IN WITNESS WHEREOF, the Borrowing Group, Banks and Agent have executed this Amendment at the time and place first above mentioned.


CHART INDUSTRIES, INC.                         PROCESS SYSTEMS INTERNATIONAL,
                                               INC.
By:  /s/ Don A. Baines                         By: /s/ Don A. Baines
   -----------------------------------            ------------------------------------
Don A. Baines, Treasurer and CFO               Don A. Baines, Assistant Clerk

ALTEC INTERNATIONAL LIMITED                    NATIONAL CITY BANK
 PARTNERSHIP

By: CHART MANAGEMENT COMPANY,                  By: /s/ Anthony J. DiMare
      INC., its sole general partner             -------------------------------------
                                               Anthony J. DiMare, Senior Vice President

By: /s/ Don A. Baines
   -----------------------------------
Don A. Baines, Secretary and Treasurer

ALTEC, INC.                                    NBD BANK

By: /s/ Don A. Baines                          By: /s/ Paul R. DeMelo
   -----------------------------------            -------------------------------------
Don A. Baines, Assistant Secretary             Paul R. DeMelo, Vice President


GREENVILLE TUBE CORPORATION                            NATIONAL CITY BANK, as Agent


By: /s/ Don A. Baines                          By: /s/ Anthony J. DiMare
   -----------------------------------            -------------------------------------
Don A. Baines, Assistant Secretary             Anthony J. DiMare, Senior Vice President


CHART MANAGEMENT COMPANY, INC.                 CRYENCO SCIENCES, INC.

By: /s/ Don A. Baines                          By: /s/ Don A. Baines
   -----------------------------------            -------------------------------------
Don A. Baines, Secretary and Treasurer         Don A. Baines, Secretary and Treasurer


CHART INDUSTRIES FOREIGN SALES
 CORPORATION                                                  CRYENCO, INC.

By: /s/ Don A. Baines                           By: /s/ Don A. Baines
   -----------------------------------            ---------------------------------------
Don A. Baines, Secretary and Treasurer            Don A. Baines, Secretary, Treasurer and
                                                  Chief Financial Officer

The undersigned hereby acknowledges and agrees that as of the date hereof it is a member of the Borrowing Group, subject to all the terms and conditions of the Credit Agreement, as amended.


CHART INTERNATIONAL, INC.

By: /s/ Don A. Baines
   ---------------------------------
        Don A. Baines, Treasurer and
        Chief Financial Officer

The undersigned hereby execute this Second Amendment to Credit Agreement in order to acknowledge that each of them is a "Company" and a "Subsidiary" and therefore bound by the terms and conditions of the Credit Agreement, as amended hereby, applicable to Companies and Subsidiaries, including, without limitation, the negative convenants contained in Article VII of the Credit Agreement, subject to exception as provided herein. Notwithstanding the foregoing neither of the undersigned is a member of the Borrowing Group nor liable for any payment obligations under the Credit Agreement, as amended hereby.

CHART UK INVESTMENTS LIMITED PARTNERSHIP
By Chart Management, Inc.

By: /s/ Don A. Baines
    -------------------------------------------
    Don A. Baines, Secretary and Treasurer

CHART MARSTON LTD.

By: /s/ Don A. Baines
    -------------------------------------------
       Don A. Baines, Directory

                                 SCHEDULE 4.01
                                 -------------

COMPANY                                           GOOD STANDING
-------                                           -------------
                                                  LOCATION(S)
                                                  ------------

--------------------------------------------------------------------------------
Chart Industries, Inc.                              Delaware*
                                                    Ohio
--------------------------------------------------------------------------------
ALTEC International Limited Partnership             Delaware*
                                                    Wisconsin
--------------------------------------------------------------------------------
ALTEC, Inc.                                         Wisconsin*
--------------------------------------------------------------------------------
Chart Management Company, Inc.                      Ohio*
--------------------------------------------------------------------------------
Chart Industries Foreign Sales Corporation          U.S. Virgin Islands*
--------------------------------------------------------------------------------
Process Systems International, Inc.                 Massachusetts*
                                                    New Hampshire
                                                    California
                                                    Ohio
                                                    Louisiana
                                                    Washington
--------------------------------------------------------------------------------
Greenville Tube Corporation                         Arkansas*
                                                    Pennsylvania
--------------------------------------------------------------------------------
CHD, Inc.                                           Delaware*
--------------------------------------------------------------------------------
Chart Acquisition Company                           Delaware*
--------------------------------------------------------------------------------
Cryenco Sciences, Inc.*                             Delaware*
                                                    Colorado**
--------------------------------------------------------------------------------
Cryenco, Inc.*                                      Colorado*
--------------------------------------------------------------------------------
Cryenex, Inc.                                       Delaware*
--------------------------------------------------------------------------------
Chart International Inc.                            Delaware*
--------------------------------------------------------------------------------
Chart Marston Limited                               United Kingdom*
--------------------------------------------------------------------------------
Chart UK Investments Limited Partnership            United Kingdom*
--------------------------------------------------------------------------------

*State of Organization

                                     PART I
                                     ------

                                Capital Structure
                                -----------------

Owners of Chart Industries, Inc. common stock include:

Arthur S. Holmes              2,656,737 shares directly       18.4%
                              2,654,340 shares indirectly     18.4%

Charles S. Holmes             1,497,157 shares directly       10.3%
                                 26,000 shares indirectly      0.2%

Gintel Equity Management      1,356,750 shares                 9.4%
                              beneficially


     Chart Industries, Inc. owns:

     30,000 shares AlTEC, Inc. (100%)
        100 shares Chart industries Foreign Sales Corporation (100%) 750 shares Chart Management Company, Inc. (100%)
      6,840 shares Greenville Tube Corporation (100%)
        200 shares Process Systems International, Inc. (100%)
            shares of Chart International Inc. (100%)

Part I cont'd

     ALTEC, Inc. owns:

     1,500 shares CHD, Inc. (100%)

     Greenville Tube Corporation owns:

     1000 shares of Chart Acquisition Company (100%)

     In addition, the ALTEC International Limited Partnership is owned:

     95% by CHD, Inc. and
      5% by Chart Management Company, Inc.
     The Chart International Limited Partnership is owned:

     96% by CHD, Inc. and
      2% by Chart Management Company, Inc.

     Chart International Inc. owns:

     2 shares of Chart Marston Limited (100%)


                                    PART II
                                    -------

                        Indebtedness for Borrowed Money
                        -------------------------------

Process Engineering Division of Process systems International, Inc. - $80,000.00 Note payable to BancBoston Ventures, 100 Federal St., Boston, MA 02110, principal payments of $4,000.00 plus accrued interest at 10% per annum payable on the first day of each January, April, July and October until July 1, 1997. The current principal balance is $4,000.00.

ALTEC International Limited Partnership and Chart Industries, Inc. - $5,000,000.00 Industrial Development Revenue Bonds dated July 1, 1996 to GE Capital Public Finance, Inc. as Lender and to the City of LaCrosse, Wisconsin as issuer. The bonds are collateralized in the next five years as follows: 1997 - $361,000; 1998 - $405,000; 1999 - $431,000; 2000 - $459,000 and 2001 - $489,000.
The Company is required to spend these monies on the current expansion and has commitments with vendors covering this work. All funds should be released from escrow by the end of 1997. The current balance is $4,634,000.00.

USL Capital, Lessor
Cryenco Sciences, Inc., Lessee

Items Leased:  Forklift, Overhead Crane, Paint Booths, Compressor
Outstanding Balance as of July 31, 1997: $148,107.35
Monthly Payment: $8,266.29
Lease Expires:  May, 1999

USL Capital, Lessor
Cryenco Sciences, Inc., Lessee
Items Leased: Telephone System, Computer system, Copy Machine
Outstanding Balance as of July 31, 1997:  $213,990.96
Monthly Payment:  $6,692.16
Lease Expires:  November, 2000

                                 SCHEDULE 7.05
                                 -------------

                              Existing Investments
                              --------------------

Besides the investments set forth on Schedule 4.01, the Companies have the following investments:

                  Process Systems International, Inc. has a $2,000.00 investment in founders stock of Paramag, a corporation which has been developing processes which would use Process Systems International, Inc. equipment.

                  Chart Industries, Inc. periodically makes overnight investments of idle cash through National City Bank.

                  Chart Industries, Inc. has (in connection with the Chart Marston Limited acquisition of IMI Kynoch Ltd.), invested approximately 17.5 million dollars in Chart UK Investment Limited Partnership through its partners Chart Management Company, Inc. and CHD, Inc. Chart UK Investment Limited Partnership lends 17.5 million dollars to Chart Marston Limited on a 364 day basis.

                  Chart Industries, Inc. has (in connection with the Chart Marston Limited acquisition of IMI Kynoch Ltd.), invested approximately 4 million pounds sterling in Chart International Inc. which lends that sum to Chart Marston Limited on a 364 day basis.

                  +Cryenco, Inc., a wholly-owned subsidiary of Cryenco Sciences, Inc., owns 50% of Cryomex S.A. de C.V.



+ Upon consummation of the Cryenco Sciences, Inc. acquisition